BEAR STEARNS [LOGO]                                        Morgan Stanley [LOGO]

                                   ----------

                                      PWR15

                                   ----------

                                 $2,067,796,000
                                  (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR15

                                AS ISSUING ENTITY

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

                                  AS DEPOSITOR

                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        NATIONWIDE LIFE INSURANCE COMPANY
                        PRINCIPAL COMMERCIAL FUNDING, LLC

                      AS SPONSORS AND MORTGAGE LOAN SELLERS

                                   ----------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR15

                                   ----------

                                  MARCH 7, 2007

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY
CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

--------------------------------------------------------------------------------
                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.
--------------------------------------------------------------------------------

                                       T-1

                          $2,067,796,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR15

The free writing prospectus (denominated as a prospectus supplement) dated
February 26, 2007 (the "Free Writing Prospectus") and the free writing prospectus dated February 23, 2007 presenting certain structural and collateral information (the "Term Sheet") are hereby updated in the following respects:

A.   STRUCTURAL UPDATE

          1. Issue Characteristics.

OFFERED CERTIFICATES

                                                          WEIGHTED                                        APPROXIMATE
            INITIAL                                        AVERAGE                       ASSUMED FINAL     INITIAL
         CERTIFICATE    SUBORDINATION       RATINGS         LIFE          PRINCIPAL      DISTRIBUTION    PASS-THROUGH
CLASS   BALANCE(1)(2)     LEVELS(3)     (MOODY'S / S&P)   (YRS.)(4)   WINDOW (MOS.)(4)      DATE(4)        RATE(5)
---------------------------------------------------------------------------------------------------------------------

 A-1     $ 85,700,000     30.000%         Aaa/AAA          3.39            1 - 59          2/11/12
 A-2     $254,000,000     30.000%         Aaa/AAA          4.92           59 - 60          3/11/12
 A-3     $ 71,800,000     30.000%         Aaa/AAA          6.80           81 - 83          2/11/14
A-AB     $101,500,000     30.000%         Aaa/AAA          7.28           60 - 112         7/11/16
 A-4     $975,216,000     30.000%         Aaa/AAA          9.71          112 - 119         2/11/17
A-1A     $306,757,000     30.000%         Aaa/AAA          8.96            1 - 119         2/11/17
 A-M     $155,710,000     20.000%         Aaa/AAA          9.87          119 - 119         2/11/17
 A-J     $117,113,000     11.375%         Aaa/AAA          9.87          119 - 120         3/11/17

PRIVATE CERTIFICATES (6)

               INITIAL                                          WEIGHTED                                       APPROXIMATE
        CERTIFICATE BALANCE                                      AVERAGE                       ASSUMED FINAL     INITIAL
            OR NOTIONAL       SUBORDINATION       RATINGS         LIFE      PRINCIPAL WINDOW   DISTRIBUTION    PASS-THROUGH
CLASS       AMOUNT(1)(7)         LEVELS       (MOODY'S / S&P)   (YRS.)(4)       (MOS.)(4)         DATE(4)        RATE(5)
---------------------------------------------------------------------------------------------------------------------------

  X        $2,807,104,970          --            Aaa/AAA           --             --                --
A-4FL      $  170,000,000        30.000%         Aaa/AAA           9.71         112 - 119         2/11/17
A-MFL      $  125,000,000        20.000%         Aaa/AAA           9.87         119 - 119         2/11/17
A-JFL      $  125,000,000        11.375%         Aaa/AAA           9.87         119 - 120         3/11/17
  B        $   52,633,000         9.500%         Aa2/AA            9.95         120 - 120         3/11/17
  C        $   28,072,000         8.500%         Aa3/AA-           9.95         120 - 120         3/11/17
  D        $   38,597,000         7.125%          A2/A             9.95         120 - 120         3/11/17
  E        $   28,071,000         6.125%          A3/A-            9.95         120 - 120         3/11/17
  F        $   38,598,000         4.750%        Baa1/BBB+          9.95         120 - 120         3/11/17
  G        $   28,071,000         3.750%        Baa2/BBB           9.95         120 - 120         3/11/17
  H        $   28,071,000         2.750%        Baa3/BBB-         10.09         120 - 143         2/11/19
  J        $   10,527,000         2.375%         Ba1/BB+          11.87         143 - 143         2/11/19
  K        $    7,017,000         2.125%         Ba2/BB           11.87         143 - 143         2/11/19
  L        $   10,527,000         1.750%         Ba3/BB-          11.87         143 - 143         2/11/19
  M        $    3,509,000         1.625%          B1/B+           11.87         143 - 143         2/11/19
  N        $    7,018,000         1.375%          B2/B            11.87         143 - 143         2/11/19
  O        $    7,018,000         1.125%          B3/B-           11.87         143 - 143         2/11/19
  P        $   31,579,970         0.000%          NR/NR           13.50         143 - 240         3/11/27

Notes:  (1)  Subject to a permitted variance of plus or minus 5%.

        (2)  For purposes of making distributions to the Class A-1, Class A-2,
             Class A-3, Class A-AB, Class A-4 and Class A-1A certificates and the Class A-4FL Regular Interest (as defined herein), the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of
             170 mortgage loans, representing approximately 89.1% of the aggregate principal balance of the pool of mortgage loans as

                                       T-2

                          $2,067,796,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR15

             of the cut-off date. Loan Group 2 will consist of 36 mortgage loans, representing approximately 10.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan
             Group 2 will include approximately 100.0% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and manufactured housing community properties.
             Additionally, loan group 2 includes 3 mortgage loans, of which 2 loans are secured by mixed use properties and one loan which is secured by 4 different properties of which only one is a mixed use property. These 3 mortgage loans represent 0.6% of the initial mortgage pool balance and 5.5% of the initial loan group 2 balance.
             Generally, the Class A-1, Class A-2, Class A-3, Class A-AB and
             Class A-4 certificates and the Class A-4FL Regular Interest will be entitled to receive only distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will be entitled to receive only distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balances of the Class A-1, Class A-2, Class
             A-3, Class A-AB and Class A-4 certificates and the Class A-4FL
             Regular Interest have been reduced to zero. However, after any distribution date on which the certificate principal balances of the Class A-M and Class A-J through Class P certificates and the
             Class A-MFL Regular Interest and the Class A-JFL Regular Interest
             have been reduced to zero, distributions of principal collected or advanced in respect of the entire pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB,
             Class A-4 and Class A-1A certificates and the Class A-4FL Regular
             Interest, pro rata.

        (3)  The percentages indicated under the column "Subordination Levels"
             with respect to the Class A-1, Class A-2, Class A-3, Class A-AB,
             Class A-4, Class A-4FL and Class A-1A certificates represent the approximate subordination levels for the Class A-1, Class A-2,
             Class A-3, Class A-AB, Class A-4, Class A-4FL and Class A-1A
             certificates in the aggregate.

        (4)  Based on the structuring assumptions, assuming 0% CPR, described in the Free Writing Prospectus dated February 26, 2007, to accompany the Prospectus dated September 13, 2006 (the "Free Writing
             Prospectus").

        (5)  The Class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F,
             G, H, J, K, L, M, N, O and P certificates will each accrue interest at one of the following: (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate,
             (iii) a rate equal to the weighted average net mortgage rate or
             (iv) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class A-4FL Regular Interest, the Class
             A-MFL Regular Interest and the Class A-JFL Regular Interest (each as defined herein) will each accrue interest at one of the following: (i) a fixed rate or (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate. The Class X certificates will accrue interest at a variable rate. The Class
             A-4FL, Class A-MFL and Class A-JFL certificates will each accrue interest at a rate per annum equal to one-month LIBOR plus a fixed number of basis points; however, if the related interest rate swap agreement is terminated, the pass-through rate may convert to a rate equal to the pass-through rate of the Class A-4FL Regular
             Interest, the Class A-MFL Regular Interest or the Class A-JFL
             Regular Interest, as the case may be, and, in any event, certain other limitations may apply to the relevant pass-through rate.

        (6)  To be offered privately pursuant to Rule 144A.

        (7)  The Class X Notional Amount is equal to the sum of all certificate balances outstanding from time to time.

                                       T-3

                          $2,067,796,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR15

          2. Issuance of REMIC Regular Interests. The issuing entity will also issue:

               o    an uncertificated regular interest in a REMIC, which regular interest will be designated as the "Class A-4FL Regular
                    Interest",

               o    an uncertificated regular interest in a REMIC, which regular interest will be designated as the "Class A-MFL Regular
                    Interest", and

               o    an uncertificated regular interest in a REMIC, which regular interest will be designated as the "Class A-JFL Regular
                    Interest".

          The approximate total initial principal balance of the Class A-4FL
Regular Interest will be equal to the approximate total initial principal balance of the class A-4FL certificates. The approximate total initial principal balance of the Class A-MFL Regular Interest will be equal to the approximate total initial principal balance of the class A-MFL certificates. The approximate total initial principal balance of the Class A-JFL Regular Interest will be equal to the approximate total initial principal balance of the class A-JFL certificates. The Class A-4FL Regular Interest, the Class A-MFL Regular Interest
and the Class A-JFL Regular Interest are each referred to herein as a "Regular
Interest".

          None of the class A-4FL certificates, the Class A-4FL Regular
Interest, the class A-MFL certificates, the Class A-MFL Regular Interest, the class A-JFL certificates or the Class A-JFL Regular Interest is being offered by the Free Writing Prospectus, the Term Sheet or this free writing prospectus.
Information provided in this free writing prospectus regarding the characteristics of the class A-4FL certificates, the Class A-4FL Regular
Interest, the class A-MFL certificates, the Class A-MFL Regular Interest, the class A-JFL certificates and the Class A-JFL Regular Interest (as well as the other non-offered certificates) is provided only to enhance your understanding of the certificates that are offered by the Free Writing Prospectus and the Term
Sheet (as amended and supplemented by this free writing prospectus).

          3. Swap Contracts. On the date of initial issuance of the series
2007-PWR15 certificates, the certificate administrator, on behalf of the trust fund, will enter into a separate interest rate swap agreement related to each of the Class A-4FL Regular Interest, the Class A-MFL Regular Interest and the Class
A-JFL Regular Interest. None of the holders of the certificates offered by the
Free Writing Prospectus and the Term Sheet (as amended and supplemented by this free writing prospectus) will be entitled to payments under any interest rate swap agreement.

          4. Pass-Through Rates and Accrual of Interest on the Regular
Interests.

          Each of the Class A-4FL Regular Interest, the Class A-MFL Regular
Interest and the Class A-JFL Regular Interest will have a pass-through rate.
Each of the Class A-4FL Regular Interest, the Class A-MFL Regular Interest and
the Class A-JFL Regular Interest will accrue interest in the same manner as the class A-4 certificates, the class A-M certificates or the A-J certificates, as the case may be, as described in the Free Writing Prospectus under the heading
"Description of the Offered Certificates--Distributions--Pass-Through Rates" as
if it were a class of certificates, except that such interest will accrue based on the pass-through rate for that Regular Interest and on the principal balance of that Regular Interest outstanding from time to time.

          5. Distributions; Allocations of Realized Losses and Additional Trust
Fund Expenses.

          The Class A-4FL Regular Interest will generally be entitled to distributions on a pari passu basis with the class A-4 certificates. The Class
A-MFL Regular Interest will generally be entitled to distributions on a pari passu basis with the class A-M certificates. The Class A-JFL Regular Interest will generally be entitled to distributions on a pari passu basis with the class
A-J certificates.

                                       T-4

                          $2,067,796,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR15

          Amounts otherwise described in the Free Writing Prospectus dated
February 26, 2007 as distributable on the class A-4 certificates, the class A-M certificates or the class A-J certificates (as the case may be) as described under the heading "Description of the Offered Certificates--Distributions" in
the Free Writing Prospectus dated February 26, 2007, whether as interest, principal, loss reimbursement amounts or yield maintenance charges or prepayment premiums, instead will be distributable to the holders of that class of certificates and the trust as the holder of the Class A-4FL Regular Interest, the Class A-MFL Regular Interest or the Class A-JFL Regular Interest, as the
case may be, on a pari passu and pro rata basis according to the respective outstanding principal balances of, or the respective amounts due to, that class and the Class A-4FL Regular Interest, the Class A-MFL Regular Interest or the
Class A-JFL Regular Interest, as the case may be. Any reductions otherwise to be made in the total principal balance of the class A-4 certificates, the class A-M certificates or the class A-J certificates (as the case may be) as described under the heading "Description of the Offered Certificates--Reductions of
Certificate Principal balances in Connection with Realized Losses and Additional
Trust Fund Expenses" in the Free Writing Prospectus dated February 26, 2007 will instead be allocated to reduce the total principal balances of that class of certificates and the Class A-4FL Regular Interest, the Class A-MFL Regular
Interest or the Class A-JFL Regular Interest, as the case may be, pro rata according to the respective outstanding principal balances that class and the
Class A-4FL Regular Interest, the Class A-MFL Regular Interest or the Class
A-JFL Regular Interest, as the case may be.

          6. The Class X Certificates.

          The total notional amount of the class X certificates will equal the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J,
B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates, the Class A-4FL
Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL Regular
Interest outstanding from time to time.

          The pass-through rate applicable to the class X certificates for each interest accrual period will equal the excess, if any, of:

               o    the Weighted Average Pool Pass-Through Rate for the
                    distribution date that corresponds to that interest accrual period; over

               o    the weighted average of the pass-through rates for the class
                    A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G,
                    H, J, K, L, M, N, O and P certificates, the Class A-4FL
                    Regular Interest, the Class A-MFL Regular Interest and the
                    Class A-JFL Regular Interest for that interest accrual
                    period, weighted on the basis of the respective total
                    principal balances of those classes of series 2007-PWR15
                    certificates, the Class A-4FL Regular Interest, the Class
                    A-MFL Regular Interest and the Class A-JFL Regular Interest
                    outstanding immediately prior to the distribution date for that interest accrual period.

B.   MORTGAGE POOL UPDATE

          1. With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to the Free Writing Prospectus as Aiken Mall
(Loan ID #27), the following fields set forth on such Appendix B are changed as follows:

DSCR (x):                                1.61
DSCR After Initial IO Period (x):        1.35
Underwritten NOI ($):               2,138,141
Underwritten EGI ($):               3,735,857
Underwritten Expenses ($):          1,597,717
Underwritten Net Cash Flow ($):     2,003,834
Underwritten Reserves ($):            134,307

                                       T-5

                          $2,067,796,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR15

          2. With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to the Free Writing Prospectus as Mill Creek
Retail (Loan ID #170), the following field set forth on such Appendix B is changed as follows:

          Maturity Date or ARD: 12/05/2016

          3. In connection with the pooled mortgage loan secured by the mortgaged property identified on Appendix B to the Free Writing Prospectus as
Renaissance Orlando at Sea World (Loan ID #4), footnote (4) to the table titled
"Loan Information" on page D-21 of Appendix D to the Free Writing Prospectus, and on page 32 of the Term Sheet, in the applicable section titled "Mortgage
Loan No. 4 -- Renaissance Orlando at Sea World" is hereby changed to read in its entirety as follows:

          (4)  A hard lockbox is triggered if the property is not managed by the
               Renaissance Hotel Operating Company pursuant to the current management agreement. Except as described below, an excess cash flow sweep is triggered in the event that the DSCR based on the previous twelve months is less than 1.20x. Renovations during the fourth quarter of 2006 caused rooms and food and beverage outlets to be closed for a substantial period of time. The DSCR during this period declined to less than 1.20x. The borrower has posted a letter of credit in the amount of $5,000,000 and the cash flow sweep is suspended until the earlier of June 30, 2008 and the request by the borrower of a release of the letter of credit under the provisions described below. The borrower is entitled to a release of the letter of credit upon the earliest of the following events: (i) achievement of a DSCR of greater than 1.35x based upon annualized cash flow for the previous six months as of
               September 2007; (ii) achievement of a DSCR of greater than 1.53x based upon annualized cash flow for the previous nine months as of December 2007; and (iii) achievement of a DSCR of greater than
               1.20x for the previous twelve months as of any quarter
               thereafter.

          4. The table entitled "Debt Service Coverage Ratio Post IO Period
(x)", appearing on page 5 of the Term Sheet in the applicable section titled
"II. Collateral Characteristics - Entire Pool", is replaced in its entirety with the following:

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)

               NO. OF      AGGREGATE
              MORTGAGE    CUT-OFF DATE    % OF
               LOANS       BALANCE ($)    POOL
----------------------------------------------
1.05 - 1.20       49       629,885,513    22.4
1.21 - 1.30       65       557,791,948    19.9
1.31 - 1.40       31       368,346,078    13.1
1.41 - 1.50       26       602,310,205    21.5
1.51 - 1.60       11       346,146,626    12.3
1.61 - 1.70        8        44,632,692     1.6
1.71 - 1.80        2        21,970,518     0.8
1.81 - 1.90        4        36,494,352     1.3
1.91 - 2.00        1       160,000,000     5.7
2.01 - 2.10        3         6,087,573     0.2
2.31 - 2.50        2        10,750,000     0.4
2.51 - 2.96        4        22,689,466     0.8
----------------------------------------------
TOTAL:           206     2,807,104,971   100.0
----------------------------------------------
Min: 1.05    Max: 2.96     Wtd Avg: 1.40

                                       T-6

                          $2,067,796,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR15
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR15

          5. The table entitled "Debt Service Coverage Ratio Post IO Period
(x)", appearing on page 6 of the Term Sheet in the applicable section titled
"II. Collateral Characteristics - Entire Pool", is replaced in its entirety with the following:

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)

                NO. OF      AGGREGATE      % OF
              MORTGAGE   CUT-OFF DATE      LOAN
                 LOANS    BALANCE ($)    GROUP 1
------------------------------------------------
1.05 - 1.20       34      492,223,132      19.7
1.21 - 1.30       55      481,590,230      19.3
1.31 - 1.40       23      287,573,122      11.5
1.41 - 1.50       24      596,689,826      23.9
1.51 - 1.60       11      346,146,626      13.8
1.61 - 1.70        8       44,632,692       1.8
1.71 - 1.80        2       21,970,518       0.9
1.81 - 1.90        3       29,994,352       1.2
1.91 - 2.00        1      160,000,000       6.4
2.01 - 2.10        3        6,087,573       0.2
2.31 - 2.96        6       33,439,466       1.3
------------------------------------------------
TOTAL:           170     2,500,347,537    100.0
------------------------------------------------
 Min: 1.05    Max: 2.96     Wtd Avg: 1.42

          6. The tables appearing as Appendix A to the Free Writing Prospectus are replaced in their entirety with the stratification tables attached to this free writing prospectus.

                                       T-7

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                           PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                            AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                MORTGAGE    CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
LOAN SELLER                       LOANS      BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial
   Mortgage, Inc.                   44        983,554,804      35.0      5.9115      115       1.51      1.37      69.4      66.3
Prudential Mortgage Capital
   Funding, LLC                     36        623,581,634      22.2      5.6444       95       1.58      1.48      63.0      58.3
Principal Commercial Funding
   II, LLC                          45        548,985,047      19.6      5.6798      125       1.42      1.36      70.2      63.9
Wells Fargo Bank, National
   Association                      65        368,493,136      13.1      5.9172      113       1.48      1.38      69.9      62.5
Nationwide Life Insurance
   Company                          13        178,240,350       6.3      5.7297      111       1.44      1.21      73.8      68.5
Principal Commercial Funding,
   LLC                               3        104,250,000       3.7      5.5058      113       1.67      1.67      71.8      71.8
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            206     $2,807,104,971     100.0%     5.7810%     112       1.50X     1.40X     68.6%     63.9%
===================================================================================================================================

CUT-OFF DATE BALANCES

                                                           PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                            AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                MORTGAGE    CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
CUT-OFF DATE BALANCE ($)          LOANS      BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

719,974 - 2,000,000                 12         15,661,129       0.6      6.0919      133       1.45      1.45      59.8      41.3
2,000,001 - 3,000,000               36         92,450,546       3.3      5.9446      123       1.42      1.37      66.3      54.1
3,000,001 - 5,000,000               43        168,270,104       6.0      5.8727      114       1.46      1.34      69.7      60.5
5,000,001 - 7,000,000               29        175,203,375       6.2      5.8163      110       1.51      1.42      68.4      59.8
7,000,001 - 9,000,000               21        163,825,640       5.8      5.7683      117       1.54      1.43      68.7      61.5
9,000,001 - 11,000,000              11        112,500,530       4.0      5.8370      113       1.58      1.45      63.9      53.3
11,000,001 - 13,000,000              6         71,184,527       2.5      5.6340      118       1.47      1.32      73.0      64.8
13,000,001 - 15,000,000              5         69,361,547       2.5      5.6409      118       1.35      1.26      74.8      67.2
15,000,001 - 17,000,000              9        144,725,000       5.2      5.6838      119       1.51      1.21      73.3      66.6
17,000,001 - 19,000,000              5         90,420,000       3.2      5.8040      107       1.46      1.36      72.8      71.5
19,000,001 - 21,000,000              3         60,400,000       2.2      5.7209      119       1.48      1.23      78.1      72.1
21,000,001 - 31,000,000              9        234,252,574       8.3      5.7784      118       1.37      1.28      74.4      70.0
31,000,001 - 61,000,000             10        466,350,000      16.6      5.6547      118       1.40      1.29      73.9      71.5
61,000,001 - 80,000,000              1         77,500,000       2.8      5.7300      120       1.36      1.13      70.6      64.8
80,000,001 - 345,000,000             6        865,000,000      30.8      5.8427      101       1.63      1.58      62.1      60.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            206     $2,807,104,971     100.0%     5.7810%     112       1.50X     1.40X     68.6%     63.9%
===================================================================================================================================

Minimum: $719,974
Maximum: $345,000,000
Average: $13,626,723

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $160,000,000 AMB-SGP, L.P. Portfolio pooled mortgage loan represents a 80.0%
pari passu portion of a $200,000,000 A-Note financing. It is one of four notes representing a total first mortgage debt of $305,000,000 consisting of two senior pari passu A notes, an A-1 fixed rate note (included in the trust) in the original principal amount of $160,000,000 and an A-2 floating rate note (not included in the trust) in the original principal amount of $40,000,000, and two subordinate pari passu B notes, a B-1 fixed rate note in the original principal amount of $84,000,000 (not included in the trust) and a B-2 floating rate note in the original principal amount of $21,000,000 (not included in the trust). All
LTV and DSCR figures in this table are based on the total $200,000,000 A-Note financing.

                                       A-1

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

STATES

                                                            PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                             AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                 NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                 MORTGAGED   CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
STATE                           PROPERTIES    BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

New Jersey                          19         397,881,258      14.2      5.6206      120       1.43      1.41      71.9      70.9
Nevada                               3         353,181,626      12.6      6.3369      118       1.47      1.47      68.5      68.3
California                          35         296,378,756      10.6      5.7234       86       1.66      1.62      57.6      54.0
Southern California                 24         220,116,307       7.8      5.7775       85       1.62      1.59      60.1      56.6
Northern California                 11          76,262,449       2.7      5.5671       86       1.79      1.70      50.5      46.3
New York                            25         204,282,532       7.3      5.7121      107       1.49      1.32      68.8      62.9
Pennsylvania                        14         192,542,637       6.9      5.6337      121       1.42      1.24      75.3      66.5
Texas                               29         170,441,547       6.1      5.8003      112       1.41      1.22      75.2      66.5
Florida                              8         128,689,001       4.6      5.6018      114       1.95      1.54      53.7      45.7
District of Columbia                 4         124,362,690       4.4      5.5211      116       1.45      1.42      70.8      69.5
Virginia                             8         102,745,889       3.7      5.8213      114       1.44      1.36      71.4      66.2
Wisconsin                            2          91,000,000       3.2      5.7330      120       1.36      1.13      72.0      66.1
Georgia                             13          84,142,543       3.0      5.6892       96       1.57      1.54      58.9      51.2
Kentucky                             6          77,991,187       2.8      5.6983      118       1.63      1.33      70.6      63.9
Arizona                              5          71,518,572       2.5      5.8169      118       1.25      1.14      71.7      64.3
Minnesota                           10          67,025,237       2.4      5.7392       87       1.63      1.53      72.3      68.5
Illinois                            11          65,031,000       2.3      5.5909       95       1.62      1.54      62.6      59.9
Ohio                                 5          51,759,731       1.8      5.6045      119       1.47      1.39      77.8      74.1
Utah                                 5          38,319,518       1.4      5.8146      119       1.33      1.28      66.3      54.4
North Carolina                       5          34,066,664       1.2      5.8864      118       1.66      1.40      69.0      63.4
Washington                           2          31,281,145       1.1      5.6024      118       1.38      1.18      69.7      63.9
Oklahoma                             1          31,000,000       1.1      5.8800      118       1.29      1.29      74.9      74.9
South Carolina                       2          28,350,000       1.0      5.8470      132       1.59      1.33      76.8      71.3
Maryland                             4          27,808,289       1.0      5.5808      118       1.51      1.42      68.2      58.9
Indiana                              6          16,234,927       0.6      5.8783      125       1.38      1.28      73.7      57.2
Oregon                               2          14,750,000       0.5      5.8224      118       1.71      1.56      63.2      58.5
Massachusetts                        4          14,475,000       0.5      5.8284      120       1.34      1.27      75.1      70.7
Alabama                              7          13,706,587       0.5      5.8833      118       1.72      1.54      63.8      56.3
Rhode Island                         1          12,065,802       0.4      6.0840      117       1.20      1.20      78.9      67.4
Nebraska                             2          11,479,475       0.4      5.9263      118       1.37      1.37      76.1      64.6
Colorado                             4           8,900,604       0.3      5.8567      138       1.53      1.53      56.3      39.9
Connecticut                          3           7,298,427       0.3      5.7465      118       1.45      1.32      65.2      48.4
Delaware                             1           6,680,215       0.2      6.0800      117       1.58      1.58      72.6      62.0
Louisiana                            1           6,191,803       0.2      6.0500      119       1.38      1.38      60.1      51.2
South Dakota                         1           5,682,178       0.2      5.7800      117       1.39      1.39      73.8      62.5
Michigan                             2           5,362,254       0.2      5.8806      118       1.62      1.46      66.6      57.8
Iowa                                 1           3,750,000       0.1      5.9000      119       1.44      1.21      79.8      72.1
Arkansas                             1           3,250,000       0.1      5.7700      117       1.72      1.44      70.7      63.7
Missouri                             1           3,144,937       0.1      5.7800      118       1.29      1.29      79.8      67.5
Tennessee                            1           2,712,563       0.1      6.4800      117       1.21      1.21      79.2      68.4
North Dakota                         1           1,620,379       0.1      5.8100      118       1.43      1.43      79.8      67.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            255      $2,807,104,971     100.0%     5.7810%     112       1.50X     1.40X     68.6%     63.9%
====================================================================================================================================

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $160,000,000 AMB-SGP, L.P. Portfolio pooled mortgage loan represents a 80.0%
pari passu portion of a $200,000,000 A-Note financing. It is one of four notes representing a total first mortgage debt of $305,000,000 consisting of two senior pari passu A notes, an A-1 fixed rate note (included in the trust) in the original principal amount of $160,000,000 and an A-2 floating rate note (not included in the trust) in the original principal amount of $40,000,000, and two subordinate pari passu B notes, a B-1 fixed rate note in the original principal amount of $84,000,000 (not included in the trust) and a B-2 floating rate note in the original principal amount of $21,000,000 (not included in the trust). All
LTV and DSCR figures in this table are based on the total $200,000,000 A-Note financing.

                                       A-2

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

                                                            PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                             AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                 NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                 MORTGAGED   CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
PROPERTY TYPE                   PROPERTIES    BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Office                              39         709,369,951      25.3      5.7010      116       1.42      1.32      71.7      68.3
Retail                             100         673,997,883      24.0      5.7131      119       1.47      1.34      73.0      66.4
Other                                5         370,882,571      13.2      6.3050      118       1.46      1.46      68.9      68.4
Hospitality                         16         285,916,998      10.2      5.7685       99       1.82      1.63      58.0      52.3
Industrial                          34         279,538,895      10.0      5.5236       85       1.76      1.70      53.2      48.3
Multifamily                         31         258,157,844       9.2      5.7159      113       1.37      1.26      73.4      66.5
Mixed Use                           14         153,651,069       5.5      5.6968      113       1.40      1.18      73.3      67.2
Self Storage                        11          43,790,170       1.6      5.9973      109       1.43      1.38      64.4      54.7
Manufactured Housing Community       5          31,799,589       1.1      5.9048      118       1.34      1.29      78.8      74.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            255      $2,807,104,971     100.0%     5.7810%     112       1.50X     1.40X     68.6%     63.9%
====================================================================================================================================

MORTGAGE RATES

                                                           PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                            AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                MORTGAGE    CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
MORTGAGE RATE (%)                 LOANS      BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

5.0500% - 5.2500%                    2         16,250,000       0.6      5.0500       82       2.53      2.53      56.5      56.5
5.2501% - 5.5000%                   13        447,587,170      15.9      5.4001       97       1.64      1.55      61.4      57.2
5.5001% - 5.7500%                   59        990,841,795      35.3      5.6147      116       1.49      1.33      70.7      66.2
5.7501% - 6.0000%                   88        768,250,269      27.4      5.8588      112       1.47      1.36      70.4      64.2
6.0001% - 6.2500%                   34        166,124,434       5.9      6.0926      113       1.38      1.31      68.7      59.6
6.2501% - 6.5000%                    8        416,455,848      14.8      6.3425      117       1.46      1.45      68.5      67.1
6.5001% - 6.7500%                    1            846,664       0.0      6.6600      117       1.45      1.45      60.9      48.5
6.7501% - 7.0800%                    1            748,791       0.0      7.0800      119       1.36      1.36      60.4      48.6
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            206     $2,807,104,971     100.0%     5.7810%     112       1.50X     1.40X     68.6%     63.9%
===================================================================================================================================

Minimum: 5.0500%
Maximum: 7.0800%
Weighted Average: 5.7810%

REMAINING TERMS TO STATED MATURITY OR ARD

                                                           PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                            AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
REMAINING TERM TO STATED        MORTGAGE    CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
MATURITY (MOS.)                   LOANS      BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

57 - 60                             14        323,061,845      11.5      5.5929       59       1.70      1.66      54.8      52.8
61 - 84                              7         74,692,867       2.7      5.4956       82       1.68      1.52      70.4      67.5
85 - 120                           176      2,314,895,073      82.5      5.8144      118       1.48      1.36      70.6      65.9
121 - 240                            9         94,455,186       3.4      5.8312      163       1.35      1.33      66.4      49.6
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            206     $2,807,104,971     100.0%     5.7810%     112       1.50X     1.40X     68.6%     63.9%
===================================================================================================================================

Minimum: 57 mos.
Maximum: 240 mos.
Weighted Average: 112 mos.

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $160,000,000 AMB-SGP, L.P. Portfolio pooled mortgage loan represents a 80.0%
pari passu portion of a $200,000,000 A-Note financing. It is one of four notes representing a total first mortgage debt of $305,000,000 consisting of two senior pari passu A notes, an A-1 fixed rate note (included in the trust) in the original principal amount of $160,000,000 and an A-2 floating rate note (not included in the trust) in the original principal amount of $40,000,000, and two subordinate pari passu B notes, a B-1 fixed rate note in the original principal amount of $84,000,000 (not included in the trust) and a B-2 floating rate note in the original principal amount of $21,000,000 (not included in the trust). All
LTV and DSCR figures in this table are based on the total $200,000,000 A-Note financing.

                                       A-3

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

                                                           PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                            AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE RATIO     MORTGAGE    CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
(X)                               LOANS      BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.05 - 1.20                         13         88,735,513       3.2      6.0286      132       1.15      1.15      71.2      51.9
1.21 - 1.30                         38        287,861,948      10.3      5.7482      115       1.26      1.24      73.6      65.9
1.31 - 1.40                         44        700,471,078      25.0      5.7188      118       1.36      1.23      73.2      69.2
1.41 - 1.50                         53        851,835,205      30.3      5.9649      114       1.46      1.38      71.4      68.5
1.51 - 1.60                         23        390,216,626      13.9      5.7441      107       1.54      1.44      70.8      67.6
1.61 - 1.70                         11         79,742,692       2.8      5.7922      124       1.64      1.51      66.8      58.2
1.71 - 1.80                          5         50,370,518       1.8      5.8697      118       1.75      1.52      65.8      59.9
1.81 - 1.90                          2         19,994,352       0.7      5.9488      117       1.88      1.88      56.0      55.3
1.91 - 2.00                          2        162,850,000       5.8      5.3005       61       1.93      1.92      42.9      39.8
2.01 - 2.10                          6        109,087,573       3.9      5.5736      113       2.05      1.59      48.0      40.2
2.11 - 2.20                          1         10,000,000       0.4      5.7900      118       2.20      1.84      52.4      47.2
2.21 - 2.30                          1          6,500,000       0.2      5.7700      117       2.22      1.85      53.3      49.8
2.31 - 2.50                          3         26,750,000       1.0      5.4117      110       2.37      1.92      54.8      44.4
2.51 - 2.96                          4         22,689,466       0.8      5.3736      102       2.76      2.76      43.3      40.2
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            206     $2,807,104,971     100.0%     5.7810%     112       1.50X     1.40X     68.6%     63.9%
===================================================================================================================================

Minimum: 1.05x
Maximum: 2.96x
Weighted Average: 1.50x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

                                                           PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                            AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE RATIO     MORTGAGE    CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
AFTER IO PERIOD (X)               LOANS      BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.05 - 1.20                         49        629,885,513      22.4      5.7700      116       1.35      1.15      73.8      66.2
1.21 - 1.30                         65        557,791,948      19.9      5.7291      116       1.38      1.25      74.4      67.7
1.31 - 1.40                         31        368,346,078      13.1      5.7419      120       1.39      1.35      73.2      70.9
1.41 - 1.50                         26        602,310,205      21.5      6.0636      117       1.48      1.46      69.2      67.4
1.51 - 1.60                         11        346,146,626      12.3      5.6845      103       1.71      1.54      62.7      58.6
1.61 - 1.70                          8         44,632,692       1.6      5.7218      126       1.70      1.65      56.6      45.0
1.71 - 1.80                          2         21,970,518       0.8      5.9641      118       1.94      1.75      49.2      41.8
1.81 - 1.90                          4         36,494,352       1.3      5.8734      117       2.03      1.87      54.6      52.1
1.91 - 2.00                          1        160,000,000       5.7      5.2900       60       1.93      1.93      42.5      39.5
2.01 - 2.10                          3          6,087,573       0.2      6.0848      118       2.04      2.04      43.9      39.0
2.31 - 2.50                          2         10,750,000       0.4      5.2802       97       2.44      2.44      52.1      52.1
2.51 - 2.96                          4         22,689,466       0.8      5.3736      102       2.76      2.76      43.3      40.2
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            206     $2,807,104,971     100.0%     5.7810%     112       1.50X     1.40X     68.6%     63.9%
===================================================================================================================================

Minimum: 1.05x
Maximum: 2.96x
Weighted Average: 1.40x

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $160,000,000 AMB-SGP, L.P. Portfolio pooled mortgage loan represents a 80.0%
pari passu portion of a $200,000,000 A-Note financing. It is one of four notes representing a total first mortgage debt of $305,000,000 consisting of two senior pari passu A notes, an A-1 fixed rate note (included in the trust) in the original principal amount of $160,000,000 and an A-2 floating rate note (not included in the trust) in the original principal amount of $40,000,000, and two subordinate pari passu B notes, a B-1 fixed rate note in the original principal amount of $84,000,000 (not included in the trust) and a B-2 floating rate note in the original principal amount of $21,000,000 (not included in the trust). All
LTV and DSCR figures in this table are based on the total $200,000,000 A-Note financing.

                                       A-4

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                           PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                            AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
CUT-OFF DATE LOAN-TO-VALUE      MORTGAGE    CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
RATIO (%)                         LOANS      BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

18.9% - 40.0%                        4         13,874,474       0.5      5.6476      118       2.79      2.79      33.1      24.9
40.1% - 45.0%                        5        167,377,474       6.0      5.3179       63       1.93      1.93      42.5      39.1
45.1% - 50.0%                        6        113,087,692       4.0      5.6320      116       1.99      1.60      47.5      37.5
50.1% - 55.0%                        9         63,686,008       2.3      5.7840      121       1.80      1.64      52.8      44.0
55.1% - 60.0%                       19        111,357,322       4.0      5.6912      123       1.78      1.66      57.7      43.7
60.1% - 65.0%                       21        185,296,180       6.6      5.8886       84       1.53      1.46      63.5      59.8
65.1% - 70.0%                       28        521,955,428      18.6      6.1759      117       1.46      1.44      68.2      65.7
70.1% - 75.0%                       41        824,360,556      29.4      5.7079      119       1.39      1.30      72.6      68.8
75.1% - 80.0%                       72        800,409,836      28.5      5.7071      115       1.40      1.24      77.7      72.5
80.1% - 80.3%                        1          5,700,000       0.2      5.6700      117       1.57      1.30      80.3      72.2
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            206     $2,807,104,971     100.0%     5.7810%     112       1.50X     1.40X     68.6%     63.9%
===================================================================================================================================

Minimum: 18.9%
Maximum: 80.3%
Weighted Average: 68.6%

BALLOON LOAN-TO-VALUE RATIOS

                                                           PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                            AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE RATIO     MORTGAGE    CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
(%)                               LOANS      BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

0.4% - 30.0%                        12         44,808,112       1.6      5.8157      173       1.72      1.72      49.1      10.1
30.1% - 35.0%                        2          4,286,406       0.2      5.8011      118       1.92      1.92      41.7      34.0
35.1% - 40.0%                        5        276,066,038       9.8      5.4162       83       1.98      1.78      45.1      39.2
40.1% - 45.0%                        5         27,812,396       1.0      5.7897      118       1.49      1.49      53.4      43.1
45.1% - 50.0%                       18         89,612,997       3.2      5.8264      117       1.75      1.64      55.8      47.8
50.1% - 55.0%                       12         54,321,217       1.9      5.9240      118       1.44      1.42      62.8      52.1
55.1% - 60.0%                       18        103,320,197       3.7      5.7174      108       1.64      1.59      63.7      57.7
60.1% - 65.0%                       36        415,526,764      14.8      5.8220      103       1.41      1.31      69.2      62.9
65.1% - 70.0%                       45        811,495,845      28.9      6.0198      116       1.44      1.34      71.6      68.1
70.1% - 75.0%                       44        785,235,000      28.0      5.6613      117       1.44      1.31      75.5      72.8
75.1% - 80.0%                        9        194,620,000       6.9      5.6614      114       1.32      1.30      77.6      77.5
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            206     $2,807,104,971     100.0%     5.7810%     112       1.50X     1.40X     68.6%     63.9%
===================================================================================================================================

Minimum: 0.4%
Maximum: 80.0%
Weighted Average: 63.9%

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $160,000,000 AMB-SGP, L.P. Portfolio pooled mortgage loan represents a 80.0%
pari passu portion of a $200,000,000 A-Note financing. It is one of four notes representing a total first mortgage debt of $305,000,000 consisting of two senior pari passu A notes, an A-1 fixed rate note (included in the trust) in the original principal amount of $160,000,000 and an A-2 floating rate note (not included in the trust) in the original principal amount of $40,000,000, and two subordinate pari passu B notes, a B-1 fixed rate note in the original principal amount of $84,000,000 (not included in the trust) and a B-2 floating rate note in the original principal amount of $21,000,000 (not included in the trust). All
LTV and DSCR figures in this table are based on the total $200,000,000 A-Note financing.

                                       A-5

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                           PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                            AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                MORTGAGE    CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
LOAN SELLER                       LOANS      BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial
   Mortgage, Inc.                   33        912,039,002      36.5      5.9196      117       1.51      1.39      69.2      66.3
Prudential Mortgage Capital
   Funding, LLC                     30        562,494,831      22.5      5.6435       92       1.60      1.51      61.7      57.1
Principal Commercial Funding
   II, LLC                          38        466,511,177      18.7      5.7154      126       1.44      1.38      69.4      63.4
Wells Fargo Bank, National
   Association                      54        280,812,177      11.2      5.8948      111       1.52      1.41      68.8      61.2
Nationwide Life Insurance
   Company                          12        174,240,350       7.0      5.7334      110       1.43      1.20      73.8      68.5
Principal Commercial Funding,
   LLC                               3        104,250,000       4.2      5.5058      113       1.67      1.67      71.8      71.8
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            170     $2,500,347,537     100.0%     5.7864%     112       1.52X     1.42X     68.0%     63.5%
===================================================================================================================================

CUT-OFF DATE BALANCES

                                                           PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                            AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                MORTGAGE    CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
CUT-OFF DATE BALANCE ($)          LOANS      BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

719,974 - 2,000,000                 11         14,040,750       0.6      6.1244      135       1.45      1.45      57.5      38.3
2,000,001 - 3,000,000               32         82,118,488       3.3      5.9475      125       1.43      1.38      66.7      53.9
3,000,001 - 5,000,000               30        116,984,166       4.7      5.8801      121       1.49      1.39      68.8      58.5
5,000,001 - 7,000,000               23        138,579,395       5.5      5.8020      113       1.50      1.43      68.7      59.5
7,000,001 - 9,000,000               19        148,050,640       5.9      5.7747      117       1.55      1.45      67.6      60.5
9,000,001 - 11,000,000              11        112,500,530       4.5      5.8370      113       1.58      1.45      63.9      53.3
11,000,001 - 13,000,000              4         46,237,022       1.8      5.5874      118       1.59      1.36      71.0      64.8
13,000,001 - 15,000,000              3         41,841,547       1.7      5.6865      118       1.36      1.27      73.2      62.7
15,000,001 - 17,000,000              9        144,725,000       5.8      5.6838      119       1.51      1.21      73.3      66.6
17,000,001 - 19,000,000              3         54,220,000       2.2      5.9244       99       1.50      1.43      71.2      70.6
19,000,001 - 21,000,000              2         40,300,000       1.6      5.7713      119       1.52      1.27      79.3      72.9
21,000,001 - 31,000,000              6        151,900,000       6.1      5.8082      118       1.43      1.28      74.0      71.0
31,000,001 - 61,000,000             10        466,350,000      18.7      5.6547      118       1.40      1.29      73.9      71.5
61,000,001 - 81,000,000              1         77,500,000       3.1      5.7300      120       1.36      1.13      70.6      64.8
81,000,001 - 345,000,000             6        865,000,000      34.6      5.8427      101       1.63      1.58      62.1      60.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            170     $2,500,347,537     100.0%     5.7864%     112       1.52X     1.42X     68.0%     63.5%
===================================================================================================================================

Minimum: $719,974
Maximum: $345,000,000
Average: $14,707,927

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $160,000,000 AMB-SGP, L.P. Portfolio pooled mortgage loan represents a 80.0%
pari passu portion of a $200,000,000 A-Note financing. It is one of four notes representing a total first mortgage debt of $305,000,000 consisting of two senior pari passu A notes, an A-1 fixed rate note (included in the trust) in the original principal amount of $160,000,000 and an A-2 floating rate note (not included in the trust) in the original principal amount of $40,000,000, and two subordinate pari passu B notes, a B-1 fixed rate note in the original principal amount of $84,000,000 (not included in the trust) and a B-2 floating rate note in the original principal amount of $21,000,000 (not included in the trust). All
LTV and DSCR figures in this table are based on the total $200,000,000 A-Note financing.

                                       A-6

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

STATES

                                                            PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                             AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                 NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                 MORTGAGED   CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
STATE                           PROPERTIES    BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

New Jersey                          18         368,881,258      14.8      5.6285      120       1.44      1.41      71.3      70.2
Nevada                               3         353,181,626      14.1      6.3369      118       1.47      1.47      68.5      68.3
California                          31         283,705,286      11.3      5.7217       84       1.68      1.63      57.7      54.2
Southern California                 21         210,130,072       8.4      5.7831       84       1.63      1.60      60.2      57.0
Northern California                 10          73,575,215       2.9      5.5466       85       1.81      1.71      50.5      46.5
Texas                               28         165,441,547       6.6      5.7994      111       1.41      1.22      75.1      66.4
Pennsylvania                        12         152,199,940       6.1      5.7009      121       1.46      1.23      75.5      67.6
New York                            12         131,232,532       5.2      5.6958      115       1.53      1.37      67.1      59.7
Florida                              8         128,689,001       5.1      5.6018      114       1.95      1.54      53.7      45.7
District of Columbia                 3         116,987,690       4.7      5.5079      116       1.45      1.44      70.4      69.4
Virginia                             7          82,645,889       3.3      5.8703      114       1.46      1.42      70.4      65.2
Wisconsin                            1          77,500,000       3.1      5.7300      120       1.36      1.13      70.6      64.8
Georgia                             12          75,742,543       3.0      5.6891       93       1.58      1.58      56.6      49.0
Illinois                            11          65,031,000       2.6      5.5909       95       1.62      1.54      62.6      59.9
Kentucky                             4          60,500,000       2.4      5.7466      118       1.72      1.33      69.4      61.3
Minnesota                            8          58,845,237       2.4      5.6710       83       1.67      1.59      71.3      67.9
Ohio                                 4          47,759,731       1.9      5.6074      119       1.45      1.39      78.1      74.5
Arizona                              4          45,626,992       1.8      5.5343      118       1.29      1.11      72.4      66.3
Utah                                 5          38,319,518       1.5      5.8146      119       1.33      1.28      66.3      54.4
North Carolina                       5          34,066,664       1.4      5.8864      118       1.66      1.40      69.0      63.4
Washington                           2          31,281,145       1.3      5.6024      118       1.38      1.18      69.7      63.9
Oklahoma                             1          31,000,000       1.2      5.8800      118       1.29      1.29      74.9      74.9
South Carolina                       2          28,350,000       1.1      5.8470      132       1.59      1.33      76.8      71.3
Maryland                             4          27,808,289       1.1      5.5808      118       1.51      1.42      68.2      58.9
Oregon                               2          14,750,000       0.6      5.8224      118       1.71      1.56      63.2      58.5
Massachusetts                        4          14,475,000       0.6      5.8284      120       1.34      1.27      75.1      70.7
Indiana                              5          13,286,525       0.5      5.8247      127       1.40      1.29      72.7      55.0
Nebraska                             2          11,479,475       0.5      5.9263      118       1.37      1.37      76.1      64.6
Colorado                             4           8,900,604       0.4      5.8567      138       1.53      1.53      56.3      39.9
Alabama                              6           7,206,587       0.3      5.9855      118       1.26      1.26      73.3      62.2
Delaware                             1           6,680,215       0.3      6.0800      117       1.58      1.58      72.6      62.0
Michigan                             2           5,362,254       0.2      5.8806      118       1.62      1.46      66.6      57.8
Iowa                                 1           3,750,000       0.1      5.9000      119       1.44      1.21      79.8      72.1
Connecticut                          2           3,698,427       0.1      5.8676      118       1.46      1.46      50.7      22.9
Arkansas                             1           3,250,000       0.1      5.7700      117       1.72      1.44      70.7      63.7
Tennessee                            1           2,712,563       0.1      6.4800      117       1.21      1.21      79.2      68.4
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            216      $2,500,347,537     100.0%     5.7864%     112       1.52X     1.42X     68.0%     63.5%
====================================================================================================================================

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $160,000,000 AMB-SGP, L.P. Portfolio pooled mortgage loan represents a 80.0%
pari passu portion of a $200,000,000 A-Note financing. It is one of four notes representing a total first mortgage debt of $305,000,000 consisting of two senior pari passu A notes, an A-1 fixed rate note (included in the trust) in the original principal amount of $160,000,000 and an A-2 floating rate note (not included in the trust) in the original principal amount of $40,000,000, and two subordinate pari passu B notes, a B-1 fixed rate note in the original principal amount of $84,000,000 (not included in the trust) and a B-2 floating rate note in the original principal amount of $21,000,000 (not included in the trust). All
LTV and DSCR figures in this table are based on the total $200,000,000 A-Note financing.

                                       A-7

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

                                                            PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                             AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                 NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                 MORTGAGED   CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
PROPERTY TYPE                   PROPERTIES    BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Office                              39         709,369,951      28.4      5.7010      116       1.42      1.32      71.7      68.3
Retail                             100         673,997,883      27.0      5.7131      119       1.47      1.34      73.0      66.4
Other                                5         370,882,571      14.8      6.3050      118       1.46      1.46      68.9      68.4
Hospitality                         16         285,916,998      11.4      5.7685       99       1.82      1.63      58.0      52.3
Industrial                          34         279,538,895      11.2      5.5236       85       1.76      1.70      53.2      48.3
Mixed Use                           11         136,851,069       5.5      5.6910      116       1.40      1.18      73.8      67.4
Self Storage                        11          43,790,170       1.8      5.9973      109       1.43      1.38      64.4      54.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            216      $2,500,347,537     100.0%     5.7864%     112       1.52X     1.42X     68.0%     63.5%
====================================================================================================================================

MORTGAGE RATES

                                                           PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                            AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                MORTGAGE    CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
MORTGAGE RATE (%)                 LOANS      BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

5.0500% - 5.2500%                    2         16,250,000       0.6      5.0500       82       2.53      2.53      56.5      56.5
5.2501% - 5.5000%                   10        393,224,473      15.7      5.4021       94       1.69      1.58      59.6      56.1
5.5001% - 5.7500%                   44        847,080,559      33.9      5.6122      116       1.51      1.35      69.8      65.3
5.7501% - 6.0000%                   78        721,052,775      28.8      5.8582      114       1.47      1.37      70.5      64.3
6.0001% - 6.2500%                   27        130,580,007       5.2      6.0863      112       1.40      1.33      67.4      58.4
6.2501% - 6.5000%                    7        390,564,268      15.6      6.3443      117       1.47      1.46      68.4      67.5
6.5001% - 6.7500%                    1            846,664       0.0      6.6600      117       1.45      1.45      60.9      48.5
6.7501% - 7.0800%                    1            748,791       0.0      7.0800      119       1.36      1.36      60.4      48.6
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            170     $2,500,347,537     100.0%     5.7864%     112       1.52X     1.42X     68.0%     63.5%
===================================================================================================================================

Minimum: 5.0500%
Maximum: 7.0800%
Weighted Average: 5.7864%

REMAINING TERMS TO STATED MATURITY OR ARD

                                                           PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                            AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
REMAINING TERM TO STATED        MORTGAGE    CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
MATURITY (MOS.)                   LOANS      BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

58 - 60                              7        291,911,845      11.7      5.5611       60       1.73      1.72      53.6      51.7
61 - 84                              7         74,692,867       3.0      5.4956       82       1.68      1.52      70.4      67.5
85 - 120                           147      2,039,287,640      81.6      5.8272      118       1.49      1.37      70.0      65.6
121 - 240                            9         94,455,186       3.8      5.8312      163       1.35      1.33      66.4      49.6
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            170     $2,500,347,537     100.0%     5.7864%     112       1.52X     1.42X     68.0%     63.5%
===================================================================================================================================

Minimum: 58 mos.
Maximum: 240 mos.
Weighted Average: 112 mos.

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $160,000,000 AMB-SGP, L.P. Portfolio pooled mortgage loan represents a 80.0%
pari passu portion of a $200,000,000 A-Note financing. It is one of four notes representing a total first mortgage debt of $305,000,000 consisting of two senior pari passu A notes, an A-1 fixed rate note (included in the trust) in the original principal amount of $160,000,000 and an A-2 floating rate note (not included in the trust) in the original principal amount of $40,000,000, and two subordinate pari passu B notes, a B-1 fixed rate note in the original principal amount of $84,000,000 (not included in the trust) and a B-2 floating rate note in the original principal amount of $21,000,000 (not included in the trust). All
LTV and DSCR figures in this table are based on the total $200,000,000 A-Note financing.

                                       A-8

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

                                                           PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                            AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE RATIO     MORTGAGE    CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
(X)                               LOANS      BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.05 - 1.20                         11         50,778,132       2.0      5.8694      142       1.12      1.12      69.6      43.7
1.21 - 1.30                         32        233,960,230       9.4      5.8035      114       1.26      1.24      73.5      66.8
1.31 - 1.40                         29        563,268,122      22.5      5.7224      119       1.36      1.23      72.8      68.8
1.41 - 1.50                         43        790,339,826      31.6      5.9844      115       1.46      1.39      71.3      68.6
1.51 - 1.60                         22        384,516,626      15.4      5.7452      106       1.54      1.44      70.7      67.5
1.61 - 1.70                         11         79,742,692       3.2      5.7922      124       1.64      1.51      66.8      58.2
1.71 - 1.80                          4         46,370,518       1.9      5.8955      118       1.75      1.53      65.1      59.1
1.81 - 1.90                          2         19,994,352       0.8      5.9488      117       1.88      1.88      56.0      55.3
1.91 - 2.00                          2        162,850,000       6.5      5.3005       61       1.93      1.92      42.9      39.8
2.01 - 2.10                          6        109,087,573       4.4      5.5736      113       2.05      1.59      48.0      40.2
2.11 - 2.20                          1         10,000,000       0.4      5.7900      118       2.20      1.84      52.4      47.2
2.31 - 2.40                          1         16,000,000       0.6      5.5000      119       2.33      1.57      56.7      39.3
2.41 - 2.96                          6         33,439,466       1.3      5.3436      100       2.66      2.66      46.1      44.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            170     $2,500,347,537     100.0%     5.7864%     112       1.52X     1.42X     68.0%     63.5%
===================================================================================================================================

Minimum: 1.05x
Maximum: 2.96x
Weighted Average: 1.52x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

                                                           PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                            AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE RATIO     MORTGAGE    CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
AFTER IO PERIOD (X)               LOANS      BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.05 - 1.20                         34        492,223,132      19.7      5.7352      118       1.35      1.14      73.7      65.9
1.21 - 1.30                         55        481,590,230      19.3      5.7530      116       1.39      1.25      74.4      68.4
1.31 - 1.40                         23        287,573,122      11.5      5.7753      120       1.40      1.35      73.0      70.6
1.41 - 1.50                         24        596,689,826      23.9      6.0676      117       1.48      1.46      69.2      67.3
1.51 - 1.60                         11        346,146,626      13.8      5.6845      103       1.71      1.54      62.7      58.6
1.61 - 1.70                          8         44,632,692       1.8      5.7218      126       1.70      1.65      56.6      45.0
1.71 - 1.80                          2         21,970,518       0.9      5.9641      118       1.94      1.75      49.2      41.8
1.81 - 1.90                          3         29,994,352       1.2      5.8959      117       1.99      1.87      54.8      52.6
1.91 - 2.00                          1        160,000,000       6.4      5.2900       60       1.93      1.93      42.5      39.5
2.01 - 2.10                          3          6,087,573       0.2      6.0848      118       2.04      2.04      43.9      39.0
2.31 - 2.96                          6         33,439,466       1.3      5.3436      100       2.66      2.66      46.1      44.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            170     $2,500,347,537     100.0%     5.7864%     112       1.52X     1.42X     68.0%     63.5%
===================================================================================================================================

Minimum: 1.05x
Maximum: 2.96x
Weighted Average: 1.42x

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $160,000,000 AMB-SGP, L.P. Portfolio pooled mortgage loan represents a 80.0%
pari passu portion of a $200,000,000 A-Note financing. It is one of four notes representing a total first mortgage debt of $305,000,000 consisting of two senior pari passu A notes, an A-1 fixed rate note (included in the trust) in the original principal amount of $160,000,000 and an A-2 floating rate note (not included in the trust) in the original principal amount of $40,000,000, and two subordinate pari passu B notes, a B-1 fixed rate note in the original principal amount of $84,000,000 (not included in the trust) and a B-2 floating rate note in the original principal amount of $21,000,000 (not included in the trust). All
LTV and DSCR figures in this table are based on the total $200,000,000 A-Note financing.

                                       A-9

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                           PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                            AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
CUT-OFF DATE LOAN-TO-VALUE      MORTGAGE    CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
RATIO (%)                         LOANS      BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

18.9% - 40.0%                        4         13,874,474       0.6      5.6476      118       2.79      2.79      33.1      24.9
40.1% - 45.0%                        5        167,377,474       6.7      5.3179       63       1.93      1.93      42.5      39.1
45.1% - 50.0%                        5        110,400,458       4.4      5.6198      116       2.01      1.61      47.5      37.4
50.1% - 55.0%                        8         57,186,008       2.3      5.7856      121       1.75      1.61      52.8      43.4
55.1% - 60.0%                       17        105,365,581       4.2      5.6930      123       1.80      1.68      57.8      43.4
60.1% - 65.0%                       16        162,409,883       6.5      5.8867       84       1.55      1.48      63.6      60.2
65.1% - 70.0%                       25        507,305,428      20.3      6.1831      118       1.47      1.45      68.2      65.8
70.1% - 75.0%                       33        711,624,101      28.5      5.7144      119       1.40      1.31      72.5      69.5
75.1% - 80.0%                       57        664,804,130      26.6      5.6996      114       1.41      1.24      77.4      72.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            170     $2,500,347,537     100.0%     5.7864%     112       1.52X     1.42X     68.0%     63.5%
===================================================================================================================================

Minimum: 18.9%
Maximum: 80.0%
Weighted Average: 68.0%

BALLOON LOAN-TO-VALUE RATIOS

                                                           PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                            AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE RATIO     MORTGAGE    CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
(%)                               LOANS      BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

0.4% - 25.0%                         9         29,860,168       1.2      5.9088      200       1.30      1.30      54.4       1.3
25.1% - 30.0%                        3         14,947,944       0.6      5.6299      118       2.58      2.58      38.5      27.9
30.1% - 35.0%                        2          4,286,406       0.2      5.8011      118       1.92      1.92      41.7      34.0
35.1% - 40.0%                        5        276,066,038      11.0      5.4162       83       1.98      1.78      45.1      39.2
40.1% - 45.0%                        4         25,125,161       1.0      5.7533      119       1.51      1.51      53.9      43.3
45.1% - 50.0%                       15         77,121,256       3.1      5.8441      117       1.75      1.65      55.9      47.6
50.1% - 55.0%                       10         44,134,920       1.8      5.9302      118       1.46      1.43      63.3      52.2
55.1% - 60.0%                       18        103,320,197       4.1      5.7174      108       1.64      1.59      63.7      57.7
60.1% - 65.0%                       27        322,110,310      12.9      5.8330      102       1.45      1.33      68.6      63.3
65.1% - 70.0%                       36        755,595,138      30.2      6.0353      117       1.44      1.35      71.4      68.2
70.1% - 75.0%                       34        699,360,000      28.0      5.6572      117       1.44      1.33      75.2      72.8
75.1% - 79.2%                        7        148,420,000       5.9      5.6867      112       1.31      1.29      77.1      76.8
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            170     $2,500,347,537     100.0%     5.7864%     112       1.52X     1.42X     68.0%     63.5%
===================================================================================================================================

Minimum: 0.4%
Maximum: 79.2%
Weighted Average: 63.5%

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $160,000,000 AMB-SGP, L.P. Portfolio pooled mortgage loan represents a 80.0%
pari passu portion of a $200,000,000 A-Note financing. It is one of four notes representing a total first mortgage debt of $305,000,000 consisting of two senior pari passu A notes, an A-1 fixed rate note (included in the trust) in the original principal amount of $160,000,000 and an A-2 floating rate note (not included in the trust) in the original principal amount of $40,000,000, and two subordinate pari passu B notes, a B-1 fixed rate note in the original principal amount of $84,000,000 (not included in the trust) and a B-2 floating rate note in the original principal amount of $21,000,000 (not included in the trust). All
LTV and DSCR figures in this table are based on the total $200,000,000 A-Note financing.

                                      A-10

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                           PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                            AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                MORTGAGE    CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
LOAN SELLER                       LOANS      BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank, National
   Association                      11       87,680,959        28.6      5.9892      118       1.37      1.28      73.4      66.6
Principal Commercial Funding
   II, LLC                           7       82,473,870        26.9      5.4784      119       1.30      1.30      74.8      67.1
Bear Stearns Commercial
   Mortgage, Inc.                   11       71,515,802        23.3      5.8073       92       1.39      1.19      72.0      66.3
Prudential Mortgage Capital
   Funding, LLC                      6       61,086,803        19.9      5.6532      118       1.39      1.23      75.0      69.5
Nationwide Life Insurance
   Company                           1        4,000,000         1.3      5.5700      119       1.76      1.45      74.1      69.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             36     $306,757,433       100.0%     5.7371%     112       1.36X     1.26X     73.8%     67.3%
===================================================================================================================================

CUT-OFF DATE BALANCES

                                                           PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                            AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                MORTGAGE    CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
CUT-OFF DATE BALANCE ($)          LOANS      BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1,620,379 - 2,000,000                1        1,620,379         0.5      5.8100      118       1.43      1.43      79.8      67.6
2,000,001 - 3,000,000                4       10,332,057         3.4      5.9210      105       1.32      1.27      63.0      55.0
3,000,001 - 5,000,000               13       51,285,939        16.7      5.8560       99       1.41      1.24      71.6      65.0
5,000,001 - 7,000,000                6       36,623,981        11.9      5.8705       97       1.55      1.37      66.9      60.6
7,000,001 - 9,000,000                2       15,775,000         5.1      5.7087      118       1.45      1.21      79.3      70.5
11,000,001 - 13,000,000              2       24,947,504         8.1      5.7205      118       1.23      1.23      76.6      64.7
13,000,001 - 15,000,000              2       27,520,000         9.0      5.5717      119       1.34      1.23      77.2      74.0
15,000,001 - 18,000,000              1       17,200,000         5.6      5.6820      119       1.36      1.36      78.7      78.7
18,000,001 - 21,000,000              2       39,100,000        12.7      5.5962      118       1.40      1.15      73.9      68.9
21,000,001 - 29,000,000              3       82,352,574        26.8      5.7233      119       1.27      1.27      75.2      68.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             36     $306,757,433       100.0%     5.7371%     112       1.36X     1.26X     73.8%     67.3%
===================================================================================================================================

Minimum: $1,620,379
Maximum: $29,000,000
Average: $8,521,040

                                      A-11

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

STATES

                                                            PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                             AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                 NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                 MORTGAGED   CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
STATE                           PROPERTIES    BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

New York                            13          73,050,000      23.8      5.7412       93       1.41      1.23      72.0      68.7
Pennsylvania                         2          40,342,697      13.2      5.3800      119       1.27      1.27      74.4      62.1
New Jersey                           1          29,000,000       9.5      5.5200      119       1.34      1.34      80.0      80.0
Arizona                              1          25,891,579       8.4      6.3150      118       1.19      1.19      70.6      60.7
Virginia                             1          20,100,000       6.6      5.6200      118       1.38      1.14      75.6      70.4
Kentucky                             2          17,491,187       5.7      5.5310      118       1.32      1.32      75.0      72.8
Wisconsin                            1          13,500,000       4.4      5.7500      119       1.35      1.12      79.9      73.3
California                           4          12,673,470       4.1      5.7597      118       1.32      1.32      57.1      48.2
Southern California                  3           9,986,235       3.3      5.6600      119       1.32      1.32      59.3      49.9
Northern California                  1           2,687,234       0.9      6.1300      115       1.32      1.32      48.9      41.9
Rhode Island                         1          12,065,802       3.9      6.0840      117       1.20      1.20      78.9      67.4
Georgia                              1           8,400,000       2.7      5.6900      118       1.46      1.21      80.0      70.5
Minnesota                            2           8,180,000       2.7      6.2300      117       1.34      1.15      80.0      72.7
District of Columbia                 1           7,375,000       2.4      5.7300      118       1.44      1.20      78.5      70.6
Alabama                              1           6,500,000       2.1      5.7700      117       2.22      1.85      53.3      49.8
Louisiana                            1           6,191,803       2.0      6.0500      119       1.38      1.38      60.1      51.2
South Dakota                         1           5,682,178       1.9      5.7800      117       1.39      1.39      73.8      62.5
Texas                                1           5,000,000       1.6      5.8300      118       1.43      1.20      78.7      71.0
Ohio                                 1           4,000,000       1.3      5.5700      119       1.76      1.45      74.1      69.0
Connecticut                          1           3,600,000       1.2      5.6220      118       1.44      1.18      80.0      74.6
Missouri                             1           3,144,937       1.0      5.7800      118       1.29      1.29      79.8      67.5
Indiana                              1           2,948,402       1.0      6.1200      116       1.28      1.28      78.4      67.1
North Dakota                         1           1,620,379       0.5      5.8100      118       1.43      1.43      79.8      67.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             39      $  306,757,433     100.0%     5.7371%     112       1.36X     1.26X     73.8%     67.3%
====================================================================================================================================

PROPERTY TYPES

                                                            PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                             AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                 NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                 MORTGAGED   CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
PROPERTY TYPE                   PROPERTIES    BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Multifamily                         31       258,157,844        84.2       5.7159      113     1.37        1.26      73.4      66.5
Manufactured Housing Community       5        31,799,589        10.4       5.9048      118     1.34        1.29      78.8      74.7
Mixed Use                            3        16,800,000         5.5       5.7443       87     1.39        1.15      69.6      65.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             39      $306,757,433       100.0%      5.7371%     112     1.36X       1.26X     73.8%     67.3%
====================================================================================================================================

MORTGAGE RATES

                                                           PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                            AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
                                MORTGAGE    CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
MORTGAGE RATE (%)                 LOANS      BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

5.3800% - 5.5000%                    3       54,362,697        17.7      5.3852      119       1.29      1.29      74.5      65.3
5.5001% - 5.7500%                   15      143,761,235        46.9      5.6293      116       1.40      1.25      76.1      71.7
5.7501% - 6.0000%                   10       47,197,494        15.4      5.8684       86       1.51      1.31      68.0      62.4
6.0001% - 6.2500%                    7       35,544,428        11.6      6.1158      117       1.28      1.24      73.4      63.7
6.2501% - 6.3150%                    1       25,891,579         8.4      6.3150      118       1.19      1.19      70.6      60.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             36     $306,757,433       100.0%     5.7371%     112       1.36X     1.26X     73.8%     67.3%
===================================================================================================================================

Minimum: 5.3800%
Maximum: 6.3150%
Weighted Average: 5.7371%

                                      A-12

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY OR ARD

                                                           PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                            AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
REMAINING TERM TO STATED        MORTGAGE    CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
MATURITY (MOS.)                   LOANS      BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

57 - 60                              7         31,150,000      10.2      5.8907       58       1.41      1.18      66.7      63.3
85 - 119                            29        275,607,433      89.8      5.7197      118       1.36      1.27      74.6      67.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             36     $  306,757,433     100.0%     5.7371%     112       1.36X     1.26X     73.8%     67.3%
===================================================================================================================================

Minimum: 57 mos.
Maximum: 119 mos.
Weighted Average: 112 mos.

DEBT SERVICE COVERAGE RATIOS

                                                           PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                            AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE RATIO     MORTGAGE    CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
(X)                               LOANS      BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.19 - 1.20                          2       37,957,381        12.4      6.2416      118       1.19      1.19      73.2      62.8
1.21 - 1.30                          6       53,901,717        17.6      5.5084      119       1.27      1.27      74.2      62.2
1.31 - 1.40                         15      137,202,956        44.7      5.7039      112       1.36      1.26      74.6      71.0
1.41 - 1.50                         10       61,495,379        20.0      5.7137      102       1.44      1.20      73.4      67.5
1.51 - 1.60                          1        5,700,000         1.9      5.6700      117       1.57      1.30      80.3      72.2
1.71 - 2.22                          2       10,500,000         3.4      5.6938      118       2.04      1.70      61.2      57.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             36     $306,757,433       100.0%     5.7371%     112       1.36X     1.26X     73.8%     67.3%
===================================================================================================================================

Minimum: 1.19x
Maximum: 2.22x
Weighted Average: 1.36x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

                                                           PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                            AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE RATIO     MORTGAGE    CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
AFTER IO PERIOD (X)               LOANS      BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.12 - 1.20                         15      137,662,381        44.9      5.8945      108       1.34      1.17      74.2      67.4
1.21 - 1.30                         10       76,201,717        24.8      5.5778      112       1.33      1.26      74.3      63.8
1.31 - 1.40                          8       80,772,956        26.3      5.6233      119       1.35      1.35      74.1      71.7
1.41 - 1.50                          2        5,620,379         1.8      5.6392      119       1.66      1.44      75.7      68.6
1.71 - 1.85                          1        6,500,000         2.1      5.7700      117       2.22      1.85      53.3      49.8
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             36     $306,757,433       100.0%     5.7371%     112       1.36X     1.26X     73.8%     67.3%
===================================================================================================================================

Minimum: 1.12x
Maximum: 1.85x
Weighted Average: 1.26x

                                      A-13

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                           PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                            AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
CUT-OFF DATE LOAN-TO-VALUE      MORTGAGE    CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
RATIO (%)                         LOANS      BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

48.9% - 50.0%                        1          2,687,234       0.9      6.1300      115       1.32      1.32      48.9      41.9
50.1% - 55.0%                        1          6,500,000       2.1      5.7700      117       2.22      1.85      53.3      49.8
55.1% - 60.0%                        2          5,991,741       2.0      5.6600      119       1.33      1.33      57.3      48.3
60.1% - 65.0%                        5         22,886,297       7.5      5.9022       85       1.40      1.27      62.7      56.8
65.1% - 70.0%                        3         14,650,000       4.8      5.9274       59       1.36      1.15      67.8      64.4
70.1% - 75.0%                        8        112,736,454      36.8      5.6670      117       1.31      1.25      73.0      64.6
75.1% - 80.3%                       16        141,305,707      46.1      5.7408      118       1.36      1.24      78.9      73.5
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             36     $  306,757,433     100.0%     5.7371%     112       1.36X     1.26X     73.8%     67.3%
===================================================================================================================================

Minimum: 48.9%
Maximum: 80.3%
Weighted Average: 73.8%

BALLOON LOAN-TO-VALUE RATIOS

                                                           PERCENT BY             WEIGHTED             WEIGHTED  WEIGHTED
                                                            AGGREGATE   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE      CUT-OFF     AVERAGE  REMAINING  WEIGHTED    DSCR     CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE RATIO     MORTGAGE    CUT-OFF DATE      DATE      MORTGAGE    TERM      AVERAGE  AFTER IO    DATE     BALLOON
(%)                               LOANS      BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)     (X)     LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

41.9% - 45.0%                        1        2,687,234         0.9      6.1300      115       1.32      1.32      48.9      41.9
45.1% - 50.0%                        3       12,491,741         4.1      5.7172      118       1.79      1.60      55.2      49.1
50.1% - 55.0%                        2       10,186,297         3.3      5.8971      119       1.34      1.34      60.9      51.7
60.1% - 65.0%                        9       93,416,454        30.5      5.7842      105       1.29      1.23      71.3      61.8
65.1% - 70.0%                        9       55,900,707        18.2      5.8096      108       1.37      1.22      74.6      67.1
70.1% - 80.0%                       12      132,075,000        43.1      5.6546      118       1.38      1.25      78.5      74.7
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TOTAL/WEIGHTED AVERAGE:             36     $306,757,433       100.0%     5.7371%     112       1.36X     1.26X     73.8%     67.3%
===================================================================================================================================

Minimum: 41.9%
Maximum: 80.0%
Weighted Average: 67.3%

                                      A-14

                      STATEMENT REGARDING ASSUMPTIONS AS TO
               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you
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based on certain assumptions with respect to significant factors that may prove
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prepayment models, single expected lifetime prepayments or a vector of periodic
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different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information
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The Information may not reflect the impact of all structural characteristics of
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